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                                                               EXHIBIT 10.37

                                      LEASE

         THIS INDENTURE OF LEASE made as of this 3rd day of March, 2000 by and between LEONARD J. JACOBS, TRUSTEE OF 825 UNIVERSITY AVENUE NOMINEE TRUST under Declaration of Trust dated February 1, 1984, as amended ("Landlord"), having a mailing address of 99 Yarmouth Road, Chestnut Hill, Massachusetts 02467, and STREAMLINE.COM, INC., a Delaware corporation ("Tenant"), having a mailing address of 27 Dartmouth Street, Westwood, Massachusetts 02090.

                             BACKGROUND AND PURPOSE

         Landlord is the fee owner of a certain parcel of land (the "Site") in Norwood, Massachusetts, shown on EXHIBIT A attached hereto, together with a building (the "Building") thereon having an aggregate of One Hundred Forty-Seven Thousand (147,000) square feet of rentable area (the "Leased Premises") and other improvements thereon (the Site and all said improvements being herein described as the "Premises").

         Landlord and Tenant desire to enter into a lease of the Leased
Premises.

                              W I T N E S S E T H:

                                    ARTICLE 1
                                    PREMISES

         SECTION 1.1. PREMISES. Landlord, for and in consideration of the rents to be paid and the obligations to be performed by Tenant, as hereinafter provided, does hereby demise and lease unto Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the conditions hereinafter expressed, the Leased Premises. Tenant shall also have (a) the exclusive right to use the surface of the areas shown on Exhibit A as Existing Tenant Parking Area and New Tenant Parking Area (together the "Tenant Parking Area") for parking motor vehicles used

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by it in connection with the operation of its business and motor vehicles of its employees and invitees; (b) the right to use in common with Landlord and others authorized by Landlord the entrance driveway providing vehicular access to the Leased Premises, as it now exists or as it may subsequently be relocated by Landlord without having a material adverse affect on Tenant's business operations (the "Entrance Driveway"), for vehicular access to and egress from the Leased Premises and Tenant Parking Area from and to University Avenue twenty-four (24) hours per day; and (c) the right to use any portions of the Site which Landlord may from time to time designate as areas for common use by tenants of the Premises in common with Landlord and others authorized by Landlord to use said areas, subject to such regulations governing the use of said areas which are not inconsistent with the terms of this Lease as Landlord may from time to time establish.

         SECTION 1.2. TENANT PARKING. Landlord warrants that the Existing Tenant Parking Area is suitable for the parking of two hundred nineteen (219) automobiles. Landlord shall, on or before September 30, 2000, (a) perform such work, including paving, as shall be necessary to make the New Tenant Parking Area suitable for use for the parking of motor vehicles and capable of allowing one hundred sixty-seven (167) automobiles and thirty-two (32) delivery vans to be parked therein, and (b) restripe the Existing Tenant Parking Area so as to designate two hundred nineteen (219) automobile parking spaces therein. After completion of construction of the New Tenant Parking Area, Tenant shall reimburse Landlord for that portion of Landlord's cost of constructing the New Tenant Parking Area as is attributable to the construction of parking capacity for Tenant's delivery vans as shown on a statement delivered to tenant by Landlord; provided, however, that Tenant shall in no event be required to pay more than Seventy-Five Thousand Dollars ($75,000.00) to Landlord. Tenant's payment hereunder shall be due within ten (10) days after delivery by Landlord of said statement. In the event that Landlord fails to

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complete the work necessary to make the New Tenant Parking Area suitable for parking as aforesaid by September 30, 2000, the Base Rent payable by Tenant shall be reduced by fifty percent (50%) until such time as said work has been completed.

         Landlord shall have the right to relocate the Tenant Parking Area to another location on the Site in connection with the further development of the Site; provided that the relocated Tenant Parking Area shall accommodate the parking of at least three hundred eighty-six (386) motor vehicles and shall not be located materially farther from the Leased Premises than the Tenant Parking Area as shown on Exhibit A.

         SECTION 1.3. FURTHER DEVELOPMENT. Tenant hereby acknowledges that Landlord may further develop the Site and construct additional buildings and improvements on the Site for use or rental by Landlord. Before committing to undertake any further development of the Site, Landlord shall notify Tenant of its intention to do so and describe the nature of the intended development (the "Development Plan") in as much detail as is available at the time. In no event shall Landlord be required to identify possible tenants or users. Within five
(5) days after Tenant receives Landlord's notice and description of the intended development, Tenant may deliver to Landlord, in writing, any comments on or objections to the Development Plan which it may have. If Tenant objects to the Development Plan, its notice of objections may also include a request that Landlord meet with Tenant to discuss its objections. Landlord and Tenant shall meet within three (3) business days after delivery of Tenant's request and discuss Tenant's objections and suggestions which Tenant may have to eliminate them. Landlord shall give full consideration to Tenant's objections and suggestions, but Landlord shall not be required to modify the Development Plan. Notwithstanding anything contained herein to the contrary, in no event shall Landlord undertake any proposed development if the construction of the same or the completed development would, or would reasonably be expected to, have a material adverse

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effect on Tenant's access to the Site, Tenant's parking rights set forth in this
Lease, or the conduct of Tenant's business on the Premises.

                                    ARTICLE 2
                                      TERM

         SECTION 2.1. INITIAL TERM. To have and to hold the Premises unto Tenant, for an original term commencing on February 14, 2000 (the "Commencement Date") and expiring at midnight on July 31, 2010 (the "Initial Term").

         SECTION 2.2. EXTENDED TERM. Provided that this Lease is then in full force and effect and there then exists no Event of Default (as hereinafter defined), Tenant may elect to extend the term of this Lease for two (2) successive periods of five (5) years each as follows:

            First Extended Term:             August 1, 2010 to July 31, 2015
            Second Extended Term:            August 1, 2015 to July 31, 2020

The extension may be exercised by Tenant by giving written notice to Landlord at least twelve (12) months prior to the expiration of the then current term, upon which exercise this Lease shall be deemed to be extended without the execution of any further instrument. Each Extended Term shall be upon and subject to all the terms and conditions of this Lease, provided, however, that the rent payable with respect to each Extended Term shall be calculated in the manner hereinafter set forth in Article 4 and Tenant shall have no right to extend the term of this Lease beyond the Second Extended Term.

                                    ARTICLE 3
                             USE OF LEASED PREMISES

         SECTION 3.1. PERMITTED USE. Tenant may use the Leased Premises only for the distribution, warehousing and storage of food and grocery products and related administrative and office uses (the "Permitted Use"), and for no other purpose or purposes whatsoever. Tenant shall have access to and, subject to applicable laws, the right to conduct its business at the

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Leased Premises twenty-four (24) hours per day seven (7) days per week. The
Leased Premises shall be used only in compliance with applicable laws and only if and to the extent Tenant has obtained and maintained all licenses and permits which may be necessary for such use. Landlord warrants and represents to Tenant that the Permitted Use is permitted as of right under the Zoning Bylaws of the Town of Norwood.

         Tenant shall also have the right to erect a satellite antenna for its exclusive use on the roof of the Building. Tenant shall be responsible for obtaining all permits, approvals, and licenses necessary for the erection, maintenance, and operation of said satellite antenna. Notwithstanding anything to the contrary considered in this Lease, Landlord makes no warranty or representation as to the nature of such permits, approvals, and licenses required for said satellite antenna or whether the same are obtainable. Tenant shall perform any repairs to the roof or other portions of the Building required as a result of the erection of said satellite antenna.

         Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Premises or any part thereof, in a manner that would in any way violate any certificate of occupancy affecting the Premises or make void or voidable any insurance then in force with respect thereto, or that may limit the availability of fire or other insurance thereon required to be furnished hereunder by Tenant, or that will cause or be likely to cause structural injury to any of the Improvements, or that will constitute a public or private nuisance or waste.

                                    ARTICLE 4
                                    BASE RENT

         SECTION 4.1. INITIAL TERM. Tenant shall pay to Landlord Base Rent for the Leased Premises from July 1, 2000 (the "Rent Commencement Date") through the balance of the Initial Term at the following rates:

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                  A. For and with respect to the period beginning on the Rent
         Commencement Date and ending on January 31, 2001, Eight Hundred Fourteen Thousand Six Hundred Twenty-Five Dollars ($814,625.00) payable in equal monthly installments of One Hundred Sixteen Thousand Three Hundred Seventy-Five Dollars ($116,375.00) commencing on the Rent Commencement Date.

                  B. For and with respect to the next four (4) years of the Initial Term, an annual Base Rent of One Million Three Hundred Ninety-Six Thousand Five Hundred Dollars ($1,396,500.00) per year payable in equal monthly installments of One Hundred Sixteen Thousand Three Hundred Seventy-Five Dollars ($116,375.00).

                  C. For and with respect to the last six and one-half (6 1/2) years of the Initial Term, at the rate of One Million Six Hundred Seventeen Thousand Dollars ($1,617,000.00) per year payable in equal monthly installments of One Hundred Thirty-Four Thousand Seven Hundred Fifty Dollars ($134,750.00).

         SECTION 4.2. EXTENDED TERMS. Tenant shall pay to Landlord Base Rent for the Leased Premises during the Extended Terms at the following rates:

                  A. For and respect to each year of the First Extended Term, an annual rent equal to the greater of (1) One Million Six Hundred Seventeen Thousand Dollars ($1,617,000.00), or (2) ninety-five percent (95%) of an amount equal to One Million Six Hundred Seventeen Thousand Dollars ($1,617,000.00) multiplied by a fraction the numerator of which is the Consumer Price Index (as that term is hereinafter defined) for the month of July, 2010 and the denominator of which is the Consumer Price Index for the month of January, 2005.

                  B. For and with respect to each year of the Second Extended Term, an annual rent equal to the greater of (1) the annual Base Rent for the First Extended Term, or (2)

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         ninety-five percent (95%) of an amount equal to the annual Base Rent for the First Extended Term multiplied by a fraction the numerator of which is the Consumer Price Index for the month of July, 2015 and the denominator of which is the Consumer Price Index for the month of July, 2010.

         For the purposes hereof, the Consumer Price Index shall be Consumer Price Index for All Urban Consumers: U.S. City Average published by the Bureau of Labor Statistics of the United States Department of Labor. If publication of the Consumer Price Index is discontinued, the computation of Base Rent hereunder shall be based on comparable statistics on the cost of living for the United States as computed by a federal agency or by a recognized financial publication.

         Landlord shall give Tenant written notice of the annual Base Rent determined as herein provided and the manner of its determination within a reasonable time after obtaining the data necessary to compute it.

         SECTION 4.3. PAYMENT OF BASE RENT. Except as hereinbefore provided, annual Base Rent shall be payable in equal monthly installments in advance on the first (1st) day of each calendar month occurring during the term of this Lease commencing on the Rent Commencement Date. Base Rent shall be prorated for any partial month occurring at the commencement or termination of this Lease. Landlord may, at its option, direct Tenant to pay all or any portion of the Base Rent directly to the holder of any mortgage on the Leased Premises and to pay the balance of the Base Rent, if any, to Landlord.

         In the event there is any delay in calculating the amount of the new Base Rent payable hereunder, Tenant shall continue to pay Landlord Base Rent at the then current rate and shall pay any additional amount due as soon as the new Base Rent is determined.

         Said Base Rent shall, except as herein otherwise specifically provided, be paid without offset, deduction or demand therefor, and said Base Rent shall be "net" and shall be in addition

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to the additional rent hereinafter provided to be paid by Tenant, and in no case shall Landlord be liable for, or be obliged to incur any expense, liability or charge with respect to the Leased Premises, except as in this Lease expressly provided.

         Rent shall be paid to Landlord at the address set forth on the first page of this Lease or to such person or entity and sent to such address within the continental United States as Landlord shall from time to time designate in writing to Tenant.

                                    ARTICLE 5
                       ADDITIONAL RENT: REAL ESTATE TAXES

         SECTION 5.1. PAYMENT OF IMPOSITIONS. Tenant shall pay to Landlord during the term of this Lease, as additional rent, Tenant's Share (as hereinafter defined) of all Impositions (as hereinafter defined) in the manner hereinafter provided. For the purposes hereof, the term "Impositions" shall mean:

            (i) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term and whether or not to be completed within said Term, but, in the case of assessments payable in installments, only the installments payable with respect to periods included in the term of this Lease), levies, fees, water and sewer rents and charges and all other governmental charges, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises, including any improvement on personal property located thereon, (B) any fixed rent, any additional rent reserved or payable hereunder or any other sums payable by Tenant hereunder, or (C) this Lease or the leasehold estate hereby created, or which arise in respect of the operation, possession, occupancy or use of the Premises;

            (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the fixed rent, additional rent or such other sums payable by Tenant hereunder; and

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            (iii) all sales and use taxes which may be levied or assessed against or payable by Landlord or Tenant on account of the acquisition, leasing or use of the Premises.

         SECTION 5.2. OTHER TAXES. Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession, inheritance or transfer taxes of Landlord, unless such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this Article 5, in which event, the same shall be deemed Impositions and shall be paid by Tenant.

         SECTION 5.3. TENANT'S SHARE. The Premises are currently made up of two separate lots for the purpose of the assessment of real estate taxes by the Town of Norwood--namely, Lots 1 and 6 of Block 12 as shown on Town of Norwood Assessor's Map 22. The Leased Premises are located on said Lot 1 (the "Tax Lot").

         For the purposes hereof, "Tenant's Share" shall mean that portion of the Impositions payable with respect to the Tax Lot equal to the sum of (i) one hundred percent (100%) of the amount of Impositions attributable to the assessment by the Town of Norwood of the Building, and (ii) fifty percent (50%) of the amount of Impositions attributable to the assessment by the Town of Norwood of the land constituting the Tax Lot. In the event that it is not possible to determine the amount of said assessments from the tax bill issued by the Town of Norwood because the tax bill does not show separate assessments for the Building and said land, the computation to be made hereunder shall be based on the valuations by the Town of Norwood Assessors as shown on the records of said Assessors.

         SECTION 5.4. PAYMENT OF TENANT'S SHARE. Landlord shall submit to Tenant a statement showing the amount of additional rent payable by Tenant hereunder and the calculation thereof, together with a tax bill or other evidence of the amount of Impositions on account of which such

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additional rent is payable, and Tenant shall pay such additional rent within ten
(10) days after receipt of Landlord's statement. So long as Impositions are payable in installments under applicable law, Landlord shall submit its statements for additional rent payable hereunder at the times that such installments of Impositions are payable. The failure of Landlord to submit any statement of additional rent required hereunder shall not constitute a waiver of Landlord's right to receive such additional rent.

                                    ARTICLE 6
                             INSURANCE AND INDEMNITY

         SECTION 6.1. TENANT'S REQUIRED INSURANCE. Tenant shall maintain, at its own expense, the following insurance ("Tenant's Required Insurance") for the benefit of Landlord:

                  A. General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, the Premises, and the adjoining streets, sidewalks and passageways, such insurance to afford protection to Landlord of not less than $2,000,000 with respect to bodily injury or death to any one person, not less than $5,000,000 with respect to any one accident, and not less than $1,000,000 with respect to property damage.

                  B. Workmen's Compensation and Employers Liability insurance covering all persons employed by Tenant in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

                  C. Boiler and pressure vessel insurance on all equipment, parts thereof and appurtenances attached or connected to the Leased Premises which by reason of their use or existence are capable of bursting, erupting, collapsing or exploding, in the minimum amount of $1,000,000 for damage to property resulting from such perils.

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                  D. At any time which improvements are being constructed on the
         Leased Premises, completed value builder's risk insurance (or equivalent coverage), which insurance shall cover the Leased Premises, including building materials thereon, against loss or damage from fire, lightning, extended coverage perils, sprinkler leakage, vandalism, and malicious mischief, in an amount not less than the final cost, as estimated by Tenant, of such improvements.

                  E. Such other insurance on the Premises in such amounts and against such other hazards which at the time are commonly obtained in the case of property similar to the Premises.

         All Tenant's Required Insurance shall be written in companies reasonably satisfactory to Landlord and Tenant and in the forms customarily in use from time to time in the locality of the Premises; and shall name as the insured parties thereunder Landlord and Tenant, as their interests may appear.

         Every policy of Tenant's Required Insurance shall contain an agreement that the insurer will not cancel such policy except after ten (10) days' written notice to Landlord and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action taken by any mortgagee pursuant to any provision of any of mortgage on the Premises upon the happening of a default or event of default thereunder, or (iii) any change in ownership of the Premises.

         Tenant shall deliver to Landlord promptly after execution of this Lease the original or duplicate policies or certificates of insurers, evidencing all the insurance which is required to be

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maintained hereunder. Tenant shall, at least ten (10) days prior to the expiration of any such policy, deliver either original or duplicate renewal policies or certificates evidencing the renewal of such policy. Should Tenant fail to maintain or renew any Tenant's Required Insurance, or to pay the premium therefor, or to deliver to Landlord any such policy or certificate within the time required hereunder, then Landlord, at its option, but without obligation to do so, may, upon five (5) days' notice to Lessee, procure such insurance and the cost of such insurance shall be repaid by Tenant as additional rent hereunder within five (5) days after Landlord has given notice of such expenditure.

         SECTION 6.2. LANDLORD'S REQUIRED INSURANCE. Landlord shall maintain insurance against loss or damage to the Leased Premises, including improvements thereto made by Tenant, but not Tenant's personal property or fixtures therein, by fire, lightning and other risks from time to time included under "extended coverage" policies, in amounts not less than the full insurable value of the Premises ("Landlord's Required Insurance"). The term "full insurable value," as used herein, means actual replacement cost without deduction for physical depreciation as shall from time to time be determined by Landlord or by appraisal made from time to time (but not more than annually) at the expense of Tenant by an accredited insurance appraiser selected by Landlord.

         Tenant shall pay to Landlord, as additional rent, all premiums or other costs payable by Landlord in order to maintain Landlord's Required Insurance within ten (10) days after receipt by Tenant of a statement from Landlord showing the amount thereof. The failure of Landlord to submit any such statement shall not constitute a waiver of Landlord's right to receive such additional rent.

         Landlord shall deliver to Tenant promptly after execution of this Lease duplicate policies or certificates of insurers evidencing Landlord's Required Insurance. Landlord shall, at least ten (10) days prior to the expiration of any policy of Landlord's Required Insurance deliver either

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duplicate renewal policies or certificates evidencing the renewal of Landlord's
Required Insurance. Every policy under which Landlord's Required Insurance is maintained shall contain an agreement that the insurer will not cancel such policy except after ten (10) days written notice to Tenant.

         SECTION 6.3. WAIVERS. Tenant and Landlord agree that with respect to any insurance coverage carried by either Tenant or Landlord in connection with the Premises or the Leased Premises, whether or not such insurance is required by the terms of the Lease, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against the Landlord, its agents, servants, and employees under the Tenant's insurance policies or against the Tenant, its agents, servants, and employees under the Landlord's insurance policies, where such waiver of subrogation rights either does not require the payment of an additional premium, or, if an additional premium is required to be paid, the party to be benefited by the waiver offers to pay such premium after being notified by the other party of such additional premium.

         Notwithstanding any other provision of this Lease and without limiting the effect of any such provision, Landlord shall not be liable to Tenant, and Tenant hereby waives any right of recovery against Landlord, for any loss or damage, whether or not such loss or damage is caused by the negligence of Landlord, its agents, servants, or employees, but only to the extent that such loss or damage is actually recovered under insurance carried by Tenant. Likewise, notwithstanding any other provisions of this Lease and without limiting the effect of any such provision, Tenant shall not be liable to Landlord and Landlord hereby waives any right of recovery against Tenant for any loss or damage whether or not such loss or damage is caused by the negligence of the Lessee or its agents, servants, or employees, but only to the extent that such loss or damage is actually recovered under insurance carried by Landlord.

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

         SECTION 6.4. INDEMNIFICATION BY TENANT. Tenant agrees to indemnify, defend and save harmless Landlord from and against all claims of whatever nature arising, from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, agents, servants, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person occurring from and after the Commencement Date of this Lease and until the end of the term hereof on the Premises where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or its agents or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the reasonable cost of defense thereof and shall expressly survive the termination of this Lease.

         SECTION 6.5. INDEMNIFICATION BY LANDLORD. Landlord agrees to indemnify, defend and save harmless Tenant from and against all claims of whatever nature arising, from any act, omission or negligence of Landlord, or Landlord's contractors, licensees, agents, servants, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person occurring on the Premises where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Landlord or its agents, employees, invitees, and tenants other than Tenant. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the reasonable costs of defense thereof and shall expressly survive the termination of this Lease.

                                    ARTICLE 7
                      REPAIRS, MAINTENANCE AND ALTERATIONS

         SECTION 7.1. CONDITION OF PREMISES. Tenant hereby acknowledges: (a) that it has satisfied itself with respect to the condition of the Leased Premises and the present and future

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suitability of the Leased Premises for Tenant's intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters and is satisfied with reference thereto and assumes all responsibility therefore as the same relate to Tenant's occupancy of the Leased Premises and/or the terms of this Lease; (c) that neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease and (d) that Tenant accepts the Leased Premises in "as is" condition.

         Except as hereinafter provided in Section 7.2 and Section 7.3, Tenant agrees to be solely responsible for maintaining the Leased Premises, the Tenant Parking Area, the Entrance Driveway, and the landscaped area of the Site located around the Leased Premises and between the Leased Premises and University Avenue and each and every part thereof, in good repair and condition and in full compliance with applicable laws throughout the term of this Lease, reasonable wear and use only excepted and agrees, without limitation, to: (i) maintain, repair and replace the systems serving the Leased Premises including but not limited to the HVAC, gas, electric water, sewer, security alarm system and sprinkler system, telephone and all other utilities serving the Leased Premises, and all pipes, conduits and the like, (ii) maintain the grounds, landscaping and other natural features, (iii) maintain, repair, resurface and promptly remove snow and ice from all utilized parking areas, driveways and walkways, (iv) repair or replace any cracked or broken glass, and (v) maintain, repair and replace the interior portions of the Leased Premises. All work performed by Tenant shall be done in a good and workmanlike manner consistent with the quality of the original construction and in compliance with all applicable laws, ordinances and regulations relating thereto. Tenant further agrees that the Leased Premises shall be kept and maintained throughout the term of this Lease in compliance with all laws,

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ordinances, rules and regulations of any duly constituted governmental authority having jurisdiction over the Premises. Tenant shall not permit or commit any waste.

         SECTION 7.2. LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained herein, Landlord shall (a) on or before July 1, 2000 fill cracks in the paving of the Entrance Driveway and Existing Tenant Parking Area as required, and (b) be responsible for maintaining and keeping in good repair the roofs, foundations, exterior walls, and other structural components of the Building.

         SECTION 7.3. LANDLORD AND TENANT OBLIGATIONS AFTER FURTHER DEVELOPMENT OF SITE.

                  A. In the event that Landlord constructs any additional buildings on the Site for rental to tenants, from and after the earlier of (i) the completion of construction of the first of such buildings or
         (ii) the date on which the obligation of a tenant thereof to pay rent commences, Landlord shall be responsible for maintaining and keeping in good repair and condition the Tenant Parking Area, other parking areas on the Site, including those reserved for the exclusive use of particular tenants, the Entrance Driveway, all landscaped portions of the Site, and all improvements on the Site and improved portions of the Site not exclusively occupied by tenants, including, without limitation, parking areas, driveways, walkways, drainage facilities, and lighting. The expenses and costs of every kind and nature paid or incurred by Landlord in performing such maintenance and repairs are hereinafter called "Landlord's Maintenance Costs." In no event shall development costs of Landlord constitute Landlord's Maintenance Costs.

                  B. After the expiration of each Operating Year (as that term is hereinafter defined), Landlord shall furnish to Tenant a statement setting forth Tenant's Pro-Rata Share (as that term is hereinafter defined) of Landlord's Maintenance Costs. Tenant shall pay to Landlord, as additional rent, Tenant's Pro-Rata Share of Landlord's Maintenance

         Costs for each Operating Year within thirty (30) days after receipt of Landlord's statement.

                           Said additional rent shall, with respect to the Operating Year during which the term of this Lease is to expire, be apportioned such that Tenant shall pay that proportion of Landlord's Maintenance Costs as shall be equal to the portion of the term of this Lease falling within the Operating Year bears to the full Operating Year.

                  C. For the purposes hereof, "Operating Year" shall main each calendar year in which any part of the term of this Lease shall fall.

                  D. For the purposes hereof, "Tenant's Pro-Rata Share" shall mean the fraction the numerator of which is One Hundred Forty-Seven Thousand and the denominator of which is the total gross leaseable floor area contained in buildings located on the Site as of the first day of the Operating Year with respect to which the computation is to be made.

                  E. Commencing with the Operating Year following the first Operating Year with respect to which Tenant is required to pay additional rent pursuant to this Section 7.3, Tenant shall pay to Landlord, as additional rent, on the first day of each month an amount reasonably estimated by Landlord from time to time to be sufficient to cover, in the aggregate, Tenant's Pro-Rata Share of

         Landlord's Maintenance Costs for the Operating Year in question. Landlord shall notify Tenant in writing of the estimated monthly payment required to be made with respect to each Operating Year. If Landlord's notice is delivered after the commencement of the Operating Year in question, Tenant's first monthly payment shall include payment of the estimated monthly payment retroactive to the first day of the Operating Year in question. If the estimated monthly payments made by Tenant during any Operating Year exceed Tenant's Pro-Rata Share of Landlord's Maintenance Costs for the Operating Year as shown on the statement delivered by Landlord pursuant to Paragraph B of this Section 7.3, Landlord shall credit the amount of such overpayment against subsequent obligations of Tenant to pay additional rent (or refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord). If the estimated monthly payments so made by Tenant are less than Tenant's Pro-Rata Share of Landlord's Maintenance Costs for the Operating Year as shown on said statement delivered by Landlord, Tenant shall pay the additional amount payable within thirty (30) days after delivery of Landlord's said statement.

                  F. Any statement furnished by Landlord to Tenant hereunder shall be final and binding on Tenant unless Tenant disputes the statement by giving written notice to Landlord within thirty (30) days after receiving the same. Landlord shall, upon written request by Tenant, make available to Tenant for its examination all books and records of Landlord with respect to Landlord's Maintenance Costs. If Tenant disputes any such statement and the parties are unable to resolve said dispute within thirty (30) days after Tenant's notice thereof, Landlord's statement shall become final and binding on Tenant unless within such thirty (30) day period either party notifies the other in writing of its election to have the dispute determined by arbitration.

                     The party electing arbitration shall designate a certified public accountant to serve as arbitrator. Within seven (7) days after such designation, the other party shall designate a second certified public accountant to serve as arbitrator. Within ten (10) days after the designation of the second arbitrator, the two arbitrators so designated shall jointly select a third certified public accountant to serve as arbitrator. The three arbitrators so selected shall issue a decision within thirty (30) days after the selection of the third arbitrator. The decision of a majority of the arbitrators shall be conclusive and binding on Landlord and Tenant. Each party shall pay one-half the costs and expenses of the arbitrators, unless the arbitrators decide that Landlord's statement overstated the amount of additional rent payable by Tenant by more than five percent (5%), in which case Landlord shall pay all of the costs and expenses of the arbitrators.

         SECTION 7.4. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Except for nonstructural alterations which do not affect the electrical or mechanical systems of the Building, Tenant shall not make any alterations of, additions, or improvements to the Leased Premises without first obtaining the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Unless otherwise provided by the terms of Landlord's consent to the making thereof, all alterations shall be part of the Leased Premises and shall remain upon the Leased Premises upon termination of this Lease or any portion thereof. No additional buildings or structures may be built by Tenant on any portion of the Premises.

         Upon any request for approval of alterations or additions, Tenant shall submit to Landlord complete plans and specifications and such other information as Landlord may reasonably require to evaluate Tenant's proposed changes; provided, however, that if Tenant's proposed work is to be performed without the preparation of plans and specifications, Tenant may submit a written description of the proposed work adequate to allow Landlord to evaluate Tenant's request for approval. Landlord agrees to approve or deny Tenant's request within twenty-one
(21) days from the date all required plans and other information are submitted to Landlord. If Landlord fails to respond within said twenty-one (21) day period, such failure shall be deemed to be approval of Tenant's request. If Landlord denies Tenant's request, Landlord agrees to state its reasons for such denial, to meet and confer with Tenant within five (5) days after its denial for the purpose of attempting to resolve Landlord's objections which caused it to deny approval, and to grant Tenant the opportunity to resubmit revised plans and specifications accordingly. In the event of such resubmission, Landlord shall respond within seven (7) days after the resubmission, and its failure to do so shall constitute approval.

         Any and all improvements constructed on the Leased Premises shall at all times comply, when constructed, with all laws of any governmental authority having jurisdiction over the Leased Premises and any condition, restriction or other matter of record title to which the Leased Premises are subject.

         Any and all alterations, additions and/or improvements hereafter to be erected on the Leased Premises by Tenant shall be constructed in a good and workmanlike manner, and in compliance with all applicable building laws, environmental requirements, and the like, and in accordance with zoning as aforesaid and in full compliance with the terms and conditions of this Lease.

         Tenant shall, at its own cost and expense, obtain all permits and licenses which may be required for its occupancy and use of the Leased Premises and for any alterations, additions or improvements. In the event that any building permits or the like shall require joinder therein by Landlord, Landlord agrees to execute such instruments as may be reasonably required for said purpose; but any and all proceedings shall be solely at the cost and expense of Tenant, without Landlord being required to respond thereto in any manner whatsoever.

         SECTION 7.5. TENANT TO KEEP PREMISES FREE OF LIENS. Subject to the contest rights of Tenant set forth in Section 7.5 hereof, Tenant shall keep all of the Leased Premises and every part thereof free and clear of and from any and all mechanic's, materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the Leased Premises for or in connection with any operations of Tenant, any alterations, improvements, repairs or additions, which Tenant may make or permit or cause to be made, or any work or construction by, for or permitted by Tenant on or about the Leased Premises, and at all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Tenant shall save and hold Landlord and all of the Premises free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. In lieu of paying any claims in accordance with the foregoing, Tenant may provide to Landlord a bond satisfactory to Landlord covering all such claims.

         SECTION 7.6. CONTEST. Tenant shall have the right to contest any mechanic's lien or other lien claim filed against the Premises, provided that Tenant shall diligently prosecute any such contest, such contest shall at all times effectually stay or prevent any official or judicial sale of the Premises or Leased Premises under execution or otherwise, and Tenant shall pay or otherwise satisfy any final judgment adjudging or enforcing such contested lien and thereafter procure record satisfaction or release thereon.

         SECTION 7.7.  TENANT'S PROPERTY.

                  A. All Tenant's machinery, equipment, computer and other equipment, including computer and telephone equipment and all cables and wires, furniture, removable partitions, and all other property of Tenant installed or located in the Leased Premises from time to time ("Tenant's Property") shall be and remain the property of Tenant. Upon the termination or any partial termination of this Lease, Tenant shall remove all Tenant's Property from the Leased Premises or the portion of the

         Leased Premises so affected, at Tenant's sole cost and expense, except alterations and additions made by Tenant to the extent they are required to remain in the Leased Premises under the terms of Article 7 hereof. If within ten (10) days after the termination of this Lease Tenant has not removed all Tenant's Property from the Leased Premises or portion of the Leased Premises, and Landlord desires to dispose of such remaining Tenant's Property, Landlord may notify Tenant that the remaining Tenant's Property must be removed whereupon Tenant shall remove the same forthwith, failing which Landlord may do so at Tenant's expense.

                  B. Tenant's Property and all furnishings, fixtures, equipment, affects and property of those claiming by, through or under Tenant located in the Leased Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part hereof shall be damaged or destroyed by fire, flood, the leakage or bursting of pipes, or by theft or by any other cause, no part of such damage shall be borne by Landlord unless the same is caused by the gross negligence or willful misconduct of Landlord.

         SECTION 7.8. EXTERIOR SIGNS. Tenant shall have the exclusive right to erect, maintain, repair and replace a sign on the Building following the Commencement Date, provided the same shall comply with applicable zoning codes and sign ordinances. Tenant shall also have the right, subject to applicable zoning codes and sign ordinances, to erect an identifying sign at the entrance to the Site from University Avenue on a pylon or similar structure furnished by the Landlord for use by all tenants of the Premises. The size, design, and illumination of said sign shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Upon the termination of this Lease, Tenant shall remove any sign it has placed on the Building or elsewhere on the Premises and repair any damage caused as a result of such removal all at Tenant's sole cost and expense. Tenant's obligation as herein stated shall survive the termination of the Lease.

                                    ARTICLE 8
                               HAZARDOUS MATERIALS

         SECTION 8.1. USE OF HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be used, generated, stored, or disposed of on, under or about the Premises, or to be transported to, from, or across the Premises. Notwithstanding the foregoing, Tenant may use and allow in the Leased Premises the Hazardous Materials which are necessary for the conduct of Tenant's business, provided that the use, storage, and disposal thereof by Tenant is at all times in compliance with all applicable laws, rules, regulations, permits, requirements, and restrictions, of all governmental authorities now or hereafter in effect.

         SECTION 8.2. RELEASE OF HAZARDOUS MATERIALS. In the event Tenant, its employees, agents, contractors, or invitees cause the release of Hazardous Materials on or from the Premises, Tenant shall promptly notify Landlord and take such action, at Tenant's sole expense, as may be necessary to assess, remediate, or remove such Hazardous Materials as and to the extent required by all applicable laws, rules, regulations, and requirements of governmental authorities.

         SECTION 8.3. INDEMNIFICATION BY TENANT. Tenant shall indemnify, defend, and hold harmless Landlord, its agents, employees, and lenders, and the Leased Premises, from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of any release by Tenant, its employees, agents, contractors, or invitees of Hazardous Materials on or from the Premises on or after the Commencement Date or the use, generation, storage, or disposal of Hazardous Materials by Tenant in violation of the provisions hereof. Tenant's obligations under this Article 8 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease; provided, however, that Tenant shall not be required to pay consequential damages. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

         SECTION 8.4. LANDLORD'S OBLIGATIONS. Landlord warrants and represents to Tenant that, to the best of Landlord's knowledge, no Hazardous Materials have been released on or from the Premises prior to the Commencement Date, except for releases assessed, remediated, and removed as and to the extent required by applicable laws, rules, regulations, and requirements of governmental authorities.

         SECTION 8.5. INDEMNIFICATION. Landlord shall indemnify, defend, and hold harmless Tenant from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of any release of Hazardous Materials on or from the Premises or the use, generation, storage, or disposal of Hazardous Materials on the Premises by any party other than Tenant, its agents, employees, contractors, and invitees. Landlord's obligations under this
Article 8 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Landlord, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease; provided, however, that Landlord shall not be required to pay consequential damages. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release

Landlord from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Tenant in writing at the time of such agreement.

         SECTION 8.6. DEFINITION OF HAZARDOUS MATERIALS. For the purposes hereof, the term "Hazardous Materials" shall mean all substances and materials constituting "hazardous substances," "hazardous materials," or "toxic substances" or otherwise regulated now or hereafter under any local, state, or federal law, rule, or regulation governing health, safety, natural resources, or the environment.
                                    ARTICLE 9
                                    UTILITIES

         SECTION 9.1. UTILITIES. Tenant shall provide and pay for all of its requirements for utilities, including, but not limited to, gas, steam, water, electricity, telephone and sewer. Electricity is currently supplied to the Leased Premises by the Town of Norwood. Tenant shall have the right to contract with other suppliers of electricity, subject to the prior consent of Landlord, which consent shall not be unreasonably withheld, qualified, or delayed. Any costs or liabilities incurred or required to be incurred as a result of a change in the supplier of electricity shall be borne by Tenant, and Tenant shall indemnify and hold harmless Landlord from and against any and all such costs and liabilities.

                                   ARTICLE 10
                            ASSIGNMENT AND SUBLETTING

         SECTION 10.1. LANDLORD'S APPROVAL REQUIRED. Tenant shall not assign, sublet, transfer, or encumber all or any part of this Lease or the Leased Premises or allow the Leased Premises to be occupied by another party without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or condition. Landlord shall not withhold its consent to a proposed assignment or subletting if the proposed assignee's or sublessee's financial standing and responsibility at the time of the proposed assignment or subleasing is sufficient to give

Landlord reasonable assurance of the payment of all rent and other charges payable under this Lease, and of compliance with all other terms, covenants, conditions, and provisions of this Lease. Any request for approval of a proposed assignment or subletting shall be in writing and shall set forth in detail satisfactory to landlord the identity of the proposed assignee or sublessee, its financial condition, and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent and any other consideration to be paid by the proposed assignee or sublessee. Any assignment of this Lease or subletting of the whole or any part of the Leased Premises without Landlord's express prior written consent shall be void and of no force and effect. For the purposes hereof, a merger or reorganization of Tenant shall be deemed to be an assignment of this Lease, but the sale or transfer of all or any part of the stock of Tenant shall not be deemed an assignment of this Lease.

         SECTION 10.2. ADDITIONAL RENT. Without limitation of the rights of Landlord hereunder, if there is a permitted subletting of the whole of the Leased Premises by Tenant at a rent or other consideration which exceeds the rent payable by Tenant under this Lease, or if there is a permitted subletting of a portion of the Leased Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable by Tenant under this Lease, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the excess rent or consideration, fifty percent (50%) of the excess rent or consideration received after recovery by Tenant of its costs incurred in connection with such subletting, including, without limitation, brokerage costs, attorney's fees, and the cost of tenant improvements made by Tenant or at its expense.

         SECTION 10.3. RECAPTURE. In the event that Tenant proposes to assign this Lease or sublet more than fifty percent (50%) of the area of the Leased Premises, Landlord shall have the option to terminate this Lease as of the effective date of the proposed assignment or subletting and relieve Tenant of all of its future obligations hereunder. Landlord may exercise its right to terminate hereunder by giving written notice to Tenant within thirty (30) days after Tenant's request for approval of the proposed assignment or subletting. In the event that Landlord elects to terminate this Lease in the aforesaid circumstances, Landlord shall be free to enter into a new lease with the proposed assignee or sublessee on whatever terms and conditions it determines.

         SECTION 10.4. CONTINUED LIABILITY. In any case where Landlord shall consent to an assignment of this Lease or a subletting of the Leased Premises, the Tenant named herein shall remain fully liable for the performance of the obligations of Tenant under this Lease.

                                   ARTICLE 11
                                 CASUALTY DAMAGE

         SECTION 11.1.  DEFINITIONS.

         (a) "Partial Damage" shall mean damage which can reasonably be expected to be substantially repaired in less than six (6) months after the repair work is commenced.

         (b) "Substantial Damage" shall mean damage to the Leased Premises which cannot be reasonably expected to be substantially repaired in less than six (6) months after the repair work is commenced.

         SECTION 11.2. PARTIAL DAMAGE. If during the term of this Lease the Leased Premises shall be damaged by fire or other casualty and such damage shall fall into the classification of Partial Damage, this Lease shall continue in full force and effect and Landlord shall promptly proceed to repair said damage and restore the Leased Premises, including alterations and improvements made by Tenant with the approval of Landlord, but not Tenant's fixtures and equipment, to substantially their condition at the time of such damage. Landlord shall not be responsible for any delay in the completion of such repair and restoration which may result from any cause beyond Landlord's reasonable control.

         SECTION 11.3. SUBSTANTIAL DAMAGE. If during the term of this Lease the Leased Premises shall be damaged by fire or other casualty and such damage falls into the classification of Substantial Damage, this Lease shall, except as hereinafter provided, continue in full force and effect and Landlord shall promptly proceed to repair such damage and restore the Leased Premises, including alterations and improvements made by Tenant with the approval of Landlord, but not Tenant's fixtures and equipment. Landlord shall not be responsible for any delay in the completion of such repair and restoration which may result from any cause beyond Landlord's reasonable control. Notwithstanding the foregoing, if such damage is caused by a risk which is not covered by the insurance required to be maintained by Landlord pursuant to Section 6.2 of this Lease, Landlord may terminate this Lease by giving written notice of termination to Tenant and shall thereafter have no obligation to repair or restore the Leased Premises. Any such notice of termination shall be given within sixty (60) days after the occurrence of the damage.

         SECTION 11.4. DAMAGE NEAR END OF TERM. If at the time of damage to the Leased Premises by fire or other casualty the date on which the term is scheduled to expire is less than twelve (12) months in the future and Tenant shall not have exercised any option to extend the term pursuant to this Lease, either party shall have the right to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the occurrence of the damage. If said right of termination is exercised by either party, this Lease shall terminate as of the date of the occurrence of such damage, and Landlord shall have no obligation to repair or restore the Leased Premises.

         SECTION 11.5. TENANT'S RIGHT TO TERMINATE. In the event that Landlord fails to repair any damage to the Leased Premises which it is required to repair hereunder within twelve (12) months after the occurrence of such damage, Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within fifteen (15) days after the expiration of said twelve (12) month period. If Tenant exercises its right to terminate, this Lease shall terminate as of the date on which Tenant's notice of termination is given, and Landlord shall have no further obligation to repair or restore the Leased Premises.

         SECTION 11.6. ABATEMENT OF RENT. In the event that the Leased Premises are damaged as hereinbefore provided, the Base Rent shall be abated or reduced proportionately during any period in which, by reason of such damage, there is any interference with the operation of the business of Tenant in the Leased Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Leased Premises. Such abatement or reduction shall continue for the period commencing with the occurrence of such damage and ending when Landlord completes the repairs and restoration to be performed by it pursuant to this Article 11.

                                   ARTICLE 12
                      EMINENT DOMAIN AND PUBLIC DEDICATION

         SECTION 12.1. TERMINATION. If at any time during the Term more than fifty percent (50%) of the total floor area of the Leased Premises shall be condemned or taken for public or quasi public use and the same would materially affect Tenant's ability to conduct normal business operations in the Leased Premises, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking.

         SECTION 12.2. PARTIAL TAKING. In the event of a partial condemnation or taking that does not result in a termination of this Lease in accordance with the provisions of Section 12.1 above, the Base Rent shall abate in proportion to the portion of the Leased Premises affected by such condemnation or taking.

         SECTION 12.3. TEMPORARY TAKING. If at any time during the Term a substantial portion of the Leased Premises are condemned or taken for a public or quasi-public use for a limited period of taking time, this Lease shall remain in full force and effect, provided, however, that Base Rent shall abate during such limited period in proportion to the portion of the Leased Premises that is rendered untenantable or unusable as a result of such condemnation or taking, and provided further that if the period of such condemnation or taking shall be for greater than ninety (90) days, Tenant may by thirty (30) days advance notice to Landlord elect to terminate this Lease.

         SECTION 12.4. AWARD. Landlord shall be entitled to the entire award resulting from any such condemnation or taking, including, without limitation, any portion of the award attributable to the value of the leasehold estate created by this Lease; provided, however, that Tenant shall be entitled to any portion of any award attributable to Tenant's personal property or fixtures, or specifically attributable to its relocation expenses or the interruption or damage to its business.

                                   ARTICLE 13
                               DEFAULTS; REMEDIES

         SECTION 13.1. DEFAULTS BY TENANT. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):

                  A. The failure by Tenant to make any Base Rent payment, additional rent payment, or any other payment required to be made by Tenant, as and when due, where such failure shall continue for a period of five (5) days after written notice of the failure from Landlord to Tenant.

                  B. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Subparagraph A where such failure shall continue for a period of fifteen (15) days after written notice from Landlord to Tenant; provided, however, that if the default is capable of being cured, but is not capable of being cured within said fifteen (15) day period, Tenant shall not be deemed to be in default if such cure is commenced within said fifteen
         (15) day period and Tenant diligently pursues the cure to completion.

                  C. The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of the petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where such appointment is not discharged within sixty (60) days.

                  D. Execution by Tenant of an instrument purporting to assign Tenant's interest under this Lease or to sublet the whole or any portion of the Leased Premises to a third party except as permitted under Article 10 of this Lease.

         SECTION 13.2. REMEDIES OF LANDLORD.

                  A. Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, Landlord lawfully may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter and without demand or notice, in accordance with applicable laws, enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or Landlord may send notice to Tenant terminating the Term of this Lease; and upon the first to occur of: (i) entry as aforesaid; or (ii) the fifth (5th) day following the mailing of such notice of termination, the term of this Lease shall terminate, but Tenant shall remain liable for all damages as provided for herein.

                           Tenant covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent, additional rent, and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Leased Premises be re-let or remain vacant, in whole or in part, or for a period less than the remainder of the term or for the whole thereof; but in the event the Leased Premises be re-let by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in re-letting, after deduction of all expenses incurred in re-letting the Leased Premises (including, without limitation, remodeling costs, brokerage fees, attorneys' fees, and the like), and in collecting the rent in connection therewith. It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any re-letting of the Leased Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Leased Premises. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the term if the

         Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Leased Premises for the balance of the Term.

                  B. If Tenant defaults in the payment of any amount payable by it under this Lease or in the performance of any of its other obligations under this Lease and such default continues beyond any applicable grace period, Landlord may pay or perform Tenant's obligations in the manner and to the extent Landlord determines. Upon demand by Landlord, Tenant shall pay to Landlord, as additional rent, all sums paid by Landlord and all costs and expenses incurred by Landlord hereunder, together with interest thereon at a rate equal to the prime rate of interest announced from time to time by Fleet Bank plus five percent (5%), but not exceeding the maximum rate allowable by law (the "Default Rate"), from the date the sum is paid or the cost or expense is incurred by Landlord until Landlord is reimbursed by Tenant. No action taken by Landlord hereunder to cure Tenant's default shall be deemed to waive Tenant's default or affect the right of Landlord to pursue any other remedy it may have on account of the occurrence of an Event of Default.

                  C. Landlord shall have the right to pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of The Commonwealth of Massachusetts.

         SECTION 13.3. INTEREST ON LATE PAYMENT. Tenant hereby agrees to pay to Landlord interest on all delinquent amounts of Base Rent and additional rental at the Default Rate on the delinquent amount from the date that such delinquent amount was due until the date it is paid.

         SECTION 13.4. FAILURE OF TENANT TO PAY CLAIMS. Should Tenant fail to pay or discharge or cause to be paid and discharged, at the time or times called for in this Lease, any claim, or charge required to be paid by Tenant under this Lease, or any claim for damages arising out of the repair, maintenance or use of the Leased Premises, or to satisfy any final judgment rendered on any contested lien or claim, then Landlord may, at its option, but only after ten (10) days written notice to Tenant, pay such claim, charge, or settle or discharge any action, or satisfy any judgment. All costs, expenses, penalties and other sums incurred or paid by Landlord in connection therewith shall be paid to Landlord by Tenant upon demand, together with interest thereon at the Default Rate from the date incurred or paid by Landlord until repaid by Tenant. Any default in such repayment shall constitute a Tenant's Default. If Tenant desires in good faith to contest any such lien or claim, and it so notifies Landlord of its intention to do so and, if such lien or claim will result in an encumbrance on Landlord's interest in or title to the Premises, furnishes to Landlord a surety bond in an amount equal to one and one-half the amount of such contested lien or claim indemnifying Landlord against liability for same within ten (10) days after such lien comes into existence or such claim is first made, as the case may be, Tenant shall not be in default and Landlord shall not satisfy such lien or claim until five (5) days after the determination of the validity thereof.

         SECTION 13.5. WAIVERS AND ACCORD AND SATISFACTION. If Landlord fails to take advantage of any of the terms providing for the termination of this Lease, or if Landlord, having the right to declare this Lease terminated, shall fail so to do, any such failure of Landlord shall not be construed to be a waiver of any provision for the termination of this Lease, or as a waiver of any of the covenants, terms or conditions of this Lease or of the prompt performance thereof by Tenant.

         None of the covenants, terms or conditions of this Lease can be waived except by the written consent of the party entitled to the benefits thereof.

         No waiver by either party of any provision shall be deemed a waiver of any other provision or of any subsequent breach by the other party of the same or any other provision.

Consent to or approval of any act by either party shall not render unnecessary the obtaining of subsequent consent to or approval of any subsequent act. The acceptance of rent by Landlord shall not be a waiver of any preceding breach by Tenant of any provisions hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any rent payment specified herein shall be deemed to be other than on account of rent, nor shall any endorsement or statement on any check or any letter accompanying any check or statement as rent be deemed an accord and satisfaction. Landlord's right to recover the balance of rent or pursue any other remedy provided for in this Lease.

         SECTION 13.6. DEFAULT BY LANDLORD. Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease it is obligated to perform, if such failure or refusal is not cured within thirty (30) day after written notice thereof is given by Tenant to Landlord ("Landlord's Default"); provided, however, that if the default cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the thirty (30) day period and diligently continues to cure the default to completion.

         If Landlord fails to perform any of its obligations under this Lease and such failure is not cured after notice to Landlord and the expiration of the applicable grace period, Tenant may perform Landlord's obligations and Landlord shall upon demand by Tenant reimburse Tenant for all sums paid and costs and expenses incurred by Tenant in performing Landlord's obligations. Landlord shall also pay Tenant interest on said sums paid by Tenant at the Default Rate from the date the sum is paid by Tenant until Tenant is reimbursed. In no event shall the Tenant have the right to setoff the amounts payable by Landlord hereunder against or deduct the same from the Base Rent, additional rent, or other sums payable by Tenant under this Lease.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

         SECTION 14.1. ADDITIONAL RENT. Without limiting any other provision of this Lease, it is expressly understood and agreed that all amounts and charges which Tenant is required to pay under this Lease shall be deemed to be additional rent, and in the event of nonpayment thereof by Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to Landlord for nonpayment of Base Rent.

         SECTION 14.2. PROVISIONS BINDING. The term "Landlord" wherever used in this Lease shall be deemed to mean the corporation, person or other legal entity holding the rights of Landlord under this Lease at the time in question.

         Except as set forth above, all of the covenants, agreements, stipulations, provisions, conditions, options and obligations herein expressed and set forth shall be considered as running with the land and shall (unless herein otherwise specifically provided) extend to, bind and inure to the benefit of, as the case may require, the successors and assigns of the Landlord and the Tenant, respectively, as fully as if such words were written whenever reference to the Landlord and the Tenant occur in this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to an assignment by Tenant, but has reference only to those instances specifically permitted by the provisions of Article 10 hereof or to those instances in which Landlord may later give written consent to a particular assignment as required by the provisions of said Article 10.

         SECTION 14.3. NOTICES. Any and all notices, requests, designations, demands and the like, required or permitted to be given or served by the terms and provisions of this Lease, either by Landlord to Tenant, or by Tenant to Landlord, shall be in writing, and shall be sent by recognized overnight carrier or registered or certified mail, return receipt requested, addressed to the party intended to be notified at the addresses set forth on the first page of this Lease or to such other address as may be designated by the party entitled to receive notice by notice given in accordance with the provisions hereof. Notices shall be deemed to be effective upon delivery or tender of delivery.

         SECTION 14.4. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

         SECTION 14.5. RECORDING. Each party hereto, on the request of the other, agrees to execute a so-called Notice of Lease in recordable form complying with applicable law and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant hereunder; and any such document shall expressly state that it is executed and recorded pursuant to the provisions of this Lease and is not intended to vary the terms and conditions of this Lease.

         SECTION 14.6. SUBORDINATION TO MORTGAGES. Tenant agrees that upon the request of the Landlord it will subordinate this Lease to the lien of any mortgage or deed of trust affecting the Premises, provided that the mortgagee or beneficiary named in such mortgages or deeds of trust agree in writing to recognize the interest and rights of Tenant under this Lease, agree that so long as Tenant shall perform its obligations under this Lease the rights of Tenant hereunder shall remain in full force and effect, and agree that they will not disturb Tenant's occupancy of the Leased Premises under this Lease in the event of foreclosure or other action taken under the mortgage or deed of trust if Tenant is not then in default beyond any applicable grace or cure period. Tenant shall execute and deliver to Landlord's all instruments Landlord reasonably deems necessary to evidence and give effect to any such subordination within fifteen (15) days of notice of the same from Landlord to Tenant, provided that no such instrument shall alter any of the terms, covenants or conditions of this Lease.

         SECTION 14.7. PROTECTION OF MORTGAGEE. If in connection with any mortgage or deed of trust by Landlord of the Premises there shall be executed an assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, Tenant agrees:

                  (a) that the execution thereof by Landlord and the acceptance thereof by the mortgagee or assignee (herein referred to as the "Holder"), shall never be deemed an assumption by the Holder of any of the obligations of the Landlord hereunder, unless the Holder shall, by written notice sent to Tenant, specifically otherwise elect;

                  (b) that except as aforesaid, the Holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of the Holder's mortgage or assignment and the taking possession of the demised premises or such portion thereof as may be covered thereby;

                  (c) that Tenant shall execute such instruments as may be reasonably required to assure the Holder that without written consent of the Holder: (i) no rent shall be prepaid hereunder other than for the current and next ensuing month or as expressly set forth in this Lease; and (ii) no modification shall be made in the provisions of this Lease; and

                  (d) that Tenant shall provide to the Holder copies of all notices alleging Landlord defaults hereunder, and shall allow the Holder to cure any such defaults within any cure or grace period provided by this Lease prior to exercising any rights or remedies available to Tenant.

         SECTION 14.8. WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any provision, condition or agreement contained in this Lease to be performed by the other shall ever be deemed to be a waiver of such provision as to any subsequent event constituting nonperformance or observance by such party.

         SECTION 14.9. EXCULPATION. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Leased Premises and in the rents, issues, profits, and proceeds thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed of undisclosed, of Landlord or any managing agent) ever be personally liable for any such liability.

         SECTION 14.10. SECURITY. Tenant shall deposit with Landlord upon execution of this Lease an irrevocable standby letter of credit in a form, on terms, and issued by a bank acceptable to Landlord and in an amount equal to One Million Three Hundred Ninety-Six Thousand Five Hundred Dollars ($1,396,500.00). Landlord agrees that upon refinancing of the Site, Landlord shall request the refinancing lender to accept a surety bond as security for the Tenant's obligations under this Lease in substitution for the letter of credit. Such surety bond shall be in an amount equal to One Million Three Hundred Ninety-Six Thousand Five Hundred Dollars ($1,396,500.00), shall be in a form satisfactory to Landlord and such refinancing lender, and shall be issued by a bonding company acceptable to Landlord and such refinancing lender. In the event that the refinancing lender agrees to such substitution, Tenant shall provide such surety bond to Landlord in replacement of the letter of credit, and Landlord shall return the letter of credit to Tenant. In the event that the refinancing lender does not approve such substitution, the letter of credit will remain security for the Tenant's obligations under this Lease, subject to and in accordance with the provisions of this Section 14.10.

         Provided that there is not a substitution of a surety bond for Tenant's letter of credit in accordance with the foregoing provisions, Tenant's letter of credit shall remain in effect until March 25, 2010 (the "LC Expiration Date"). In the event that any letter of credit provided by Tenant hereunder has an expiration date earlier than the LC Expiration Date or if the issuer of any letter of credit provided by Tenant hereunder which is by its terms renewable fails to renew the letter of credit takes any action to prevent the renewal of the letter of credit with the result that the letter of credit will expire before the LC Expiration Date, Tenant shall deliver a substitute letter of credit to Landlord not later than thirty (30) days prior to the expiration date of the expiring letter of credit. Any substitute letter of credit shall be in a form, on terms, and issued by a bank acceptable to Landlord; shall be in the amount required by the terms of this Section 14.10; and shall in all respects be subject to the provisions of this Section 14.10. If Tenant fails to deliver a substitute letter of credit as hereinbefore provided, Landlord shall have the right to draw against the expiring letter of credit to the extent of the full amount available thereunder. Landlord shall hold the amount received as a result thereof as a security deposit to secure the prompt and full performance by Tenant of its obligations under this Lease.

         Tenant shall have the right to reduce the amount of said letter of credit, surety bond or security deposit, as the case may be (the "Security"), by twenty percent (20%) of its original amount annually commencing on the sixth
(6th) anniversary of the Commencement Date. Tenant may also, not more frequently than annually, submit to Landlord a request that Landlord agree to allow a reduction of the Security prior to the sixth anniversary of the Commencement Date. Any such request by Tenant shall be accompanied by a copy of Tenant's most recent financial statement prepared by its independent accountants and dated not more than thirty (30) days prior to the making of such request. If Landlord is willing to grant Tenant's request, it shall seek the approval of the holder of any mortgage on the Premises and, if such mortgage holder also approves Tenant's request, Tenant shall have the right to reduce the Security by the amount requested or such other amount as is acceptable to Landlord and its mortgagee. In the event that Tenant defaults in the performance of any of its obligations under this Lease, Landlord may forthwith draw or proceed against or apply the Security to the extent of the amount recoverable by Landlord as a result of Tenant's default and apply the amounts received to the payment of any Base Rent or additional rent not paid when due or to the satisfaction of the obligations of Tenant resulting from Tenant's default.

         SECTION 14.11. BROKERAGE. Each party warrants and represents to the other that it has dealt with no broker in connection with the negotiation and execution of this Lease other than The Tarkinow Group and Trammell Crow Company, to whom Landlord shall pay a commission. Each party hereby agrees to indemnify and hold the other party harmless from any loss, cost, or damage sustained as a result of the inaccuracy of the foregoing warranty and representation.

         SECTION 14.12. QUIET ENJOYMENT. Landlord covenants that upon paying the Base Rent and additional rent and observing and keeping all covenants, agreements and conditions applicable to it under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises, without hindrance or molestation from Landlord or anyone claiming by, through or under Landlord.

         SECTION 14.13. YIELD UP. Tenant covenants to peacefully yield up and surrender the Leased Premises upon the termination of this Lease in as good condition and repair as they were at the Commencement Date or may have been put by Landlord during the term, reasonable wear and tear excepted, and to remove all Tenant's Property therefrom and all alterations and additions required to be removed under the provisions hereof.

         SECTION 14.14. HOLDING OVER. Any holding over by Tenant after the expiration of the term shall be treated as a tenancy at sufferance at one hundred fifty percent (150%) of the Base Rent plus the Additional Rent herein provided to be paid during the last twelve (12) months of the term (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable. Landlord shall not be entitled to collect consequential damages as a result of Tenant's holding over.

         SECTION 14.15. LANDLORD'S ENTRY. Tenant covenants to permit the Landlord or its agents to enter the Leased Premises upon reasonable advance notice or at any time in the event of an emergency, for the purpose of inspections and exercising any rights in carrying out any obligations Landlord may have under this Lease, correcting or repairing damage to the Leased Premises, and to show the Leased Premises to prospective tenants during the twelve (12) months prior to the expiration of the term and during other periods of time as Tenant and Landlord may agree.

         SECTION 14.16.  ESTOPPEL CERTIFICATE.

                  A. Tenant shall, upon not less than fifteen (15) days prior written notice from Landlord to Tenant, execute and deliver to Landlord a statement in writing in recordable form (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not to Tenant's knowledge, any uncured defaults, or, if there are, those which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or mortgagee of the Leased

         Premises. Tenant's failure to deliver such statement within such time shall be considered an Event of Default.

                  B. Landlord shall, upon not less than thirty (30) days prior written notice from Tenant, execute and deliver to Tenant a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not to Landlord's knowledge, any uncured defaults on the part of the Tenant hereunder, or specifying such defaults, if any are claimed. Any such statement may be conclusively relied upon by any party to whom it is delivered by Tenant. Landlord's failure to deliver such statement within such time shall be considered a default by Landlord.

         SECTION 14.17.  Intentionally omitted.

         SECTION 14.18. ATTORNMENT. Tenant agrees, upon demand by Landlord, to attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant also agrees to cause any sublessee or assignee of Tenant to agree to attorn to Landlord or to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

         SECTION 14.19. ATTORNEYS' FEES. If either Landlord or Tenant commences or engages in an action (the "Action") by or against any other party arising out of or in connection with this Lease or the Leased Premises, including but not limited to any Action for recovery of rental due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in the Action and in preparation for said Action. If Landlord becomes a party to any litigation by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or its representatives, agents, employees, licensees or invitees, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in the litigation and in preparation for said litigation. If Tenant becomes a party to any litigation by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Landlord or its representatives, agents, employees, licensees or invitees, Landlord agrees to pay Tenant's reasonable attorneys' fees and other costs incurred in the litigation and in preparation for said litigation.

         SECTION 14.20. AMENDMENTS. This document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and in the documents incorporated herein by reference. This Lease may be modified or altered only by agreement in writing between Landlord and Tenant.

         SECTION 14.21. PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation or construction of meaning of the provisions of this Lease.

         SECTION 14.22. GOVERNING LAW. This Lease shall be governed exclusively by the laws of The Commonwealth of Massachusetts, as the same may from time to time exist.

         SECTION 14.23. CONSENTS. Wherever in this Lease the consent of one party is required to an act of the other party, such consent may be made subject to such reasonable conditions as the consenting party deems appropriate.

         SECTION 14.24. COMPUTATION OF TIME. The time in which any act provided by this Lease is to be done is computed by excluding the first day and including the last, unless the last day is a

Saturday, Sunday or holiday, and in such event, the last day in which the act is to be done shall be the next following business day.

         SECTION 14.25. INTERPRETATION. The language in all parts of this Lease shall be in all cases simply construed according to its fair meaning and not strictly for or against Landlord or Tenant. Unless otherwise provided in this Lease, or unless the context otherwise requires, the following rules of construction shall also apply to this Lease:

                  A. NUMBER AND GENDER: In this Lease the neuter gender includes the feminine and masculine, and the singular number includes plural and the word "person" includes corporation, partnership, firm or association wherever the context so requires.

                  B. MANDATORY AND PERMISSIVE: "Shall," "will", and "agree" are mandatory; "may" is permissive.

         SECTION 14.26. CORPORATE ORGANIZATION AND AUTHORITY.

                  A. On or prior to the execution of this Lease, the parties hereto shall provide evidence satisfactory in form and substance to the other party of the authority of the person executing the Agreement and evidence that the Lease represents the binding obligation of the parties thereto enforceable in accordance with its terms.

                  B. Each party represents and warrants to the other as follows:

                           (i) it is an entity of the form described on the first page hereof duly organized and existing in good standing under the laws of the state of its formation, and is duly qualified and authorized to do business wherever necessary to carry on its present business operations and to own or hold under the Lease its properties and to perform its obligations under this Lease. It has the full power and authority to enter into and perform this Lease, and the execution, delivery and performance of this Lease have been duly authorized by all necessary corporate or other actions, do not require any stockholder or certificate holder approval or approval or consent of any trustee or holders of any indebtedness or obligations, and do not contravene any law, governmental rule, regulation or order or contravene the charter or bylaws or any indenture, mortgage, contract or other agreement to which it is a party or by which it is or may be so bound.

                           (ii) There are no pending or certain actions or proceedings to which it is a party or of which it has knowledge, before any court, governmental body or arbitrator which might materially adversely affect the condition, business or operations of it or its ability to perform its obligations under this Lease.

         SECTION 14.27. PROHIBITED TENANTS. Provided that there exists no Event of Default under this Lease and that the Tenant named herein occupies the Leased Premises, Landlord shall not lease any portion of the Premises to or allow the same to be occupied by any of the following: Stop and Shop; Homegrocer; Homeruns; Peapod; Shaw's; Shoplink; Hannaford's; Life Simple; and WebVan.

         SECTION 14.28. NEPONSET VALLEY TRANSPORTATION MANAGEMENT ASSOCIATION. Prior to commencing its business operations at the Leased Premises, Tenant shall take such steps, including the payment of the applicable membership fee, as shall be necessary for it to become a member of the Neponset Valley Transportation Management Association. Tenant shall maintain its membership in said Association at its sole cost during the entire term of this Lease.

         WITNESS the execution hereof, under seal, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes, as of the day and year first above written.

                                  825 UNIVERSITY AVENUE NOMINEE TRUST


                                  By: /s/ Leonard J. Jacobs
                                      ---------------------------------------
                                      Leonard J. Jacobs, Trustee as aforesaid


                                  STREAMLINE.COM, INC.


                                  By: /s/ J. Gregory Ambro
                                      -----------------------------------------
                                      J. Gregory Ambro, Chief Financial Officer